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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 2, 2000 except for Note 12 which is as of July 7, 2000 relating to the financial statements of Resonate Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California

July 7, 2000